Exhibit 99.1

Newfield Exploration Reports Third Quarter 2018 Results

Consolidated net production exceeded 202,000 BOEPD (38% oil, 62% liquids)

Domestic net production grew 27% year-over-year; averages ~199,000 BOEPD (37% oil, 61% liquids)

Anadarko Basin net production up more than 35% year-over-year; averages 143,700 BOEPD

Anadarko Basin net liquids production up 27% year-over-year; nearly 87,000 BOEPD

Anadarko Basin net crude oil production averages ~43,200 BOPD

Year-to-date Anadarko Basin net crude oil volumes grew more than 30% compared to same period of 2017

Newfield raises mid-point of full-year 2018 production expectations and increases 4Q18 capital investments

The Woodlands, Texas - October 31, 2018 - Newfield Exploration Company (NYSE: NFX) today announced third quarter 2018 unaudited financial and operating results.

Newfield plans to host a conference call at 9:00 a.m. CDT on November 1, 2018. To listen to the call, please visit Newfield’s website at http://www.newfield.com. To participate in the call, dial 334-323-0522 and provide conference code 6919104 at least 10 minutes prior to the scheduled start time.

Third Quarter 2018 Highlights

•                  Newfield’s consolidated net production in the third quarter was more than 202,000 BOEPD (38% oil and 62% liquids). This compares favorably to the Company’s quarterly guidance range of 187,000 - 198,000 BOEPD.

•                  Domestic net production was approximately 199,000 BOEPD and bested the mid-point of quarterly guidance by approximately 9,000 BOEPD (~5% higher). Domestic net oil production was approximately 74,300 BOPD. Oil and natural gas liquids comprised 37% and 24% of total domestic production, respectively.

•                  Stronger than expected production in the third quarter was largely attributable to the Anadarko Basin, which grew 11% over the second quarter of 2018 and averaged over 143,700 BOEPD. Production from the Anadarko Basin exceeded the mid-point of third quarter guidance by more than 8,700 BOEPD. Compared to the same period in 2017, production increased 37%. Anadarko Basin liquids production in the quarter was nearly 87,000 Bbls/d, up approximately 8% over the previous quarter. Net crude oil production from the Anadarko Basin was in-line with expectations and averaged approximately 43,200 BOEPD, with year-to-date volumes growing more than 30% over the comparable period in 2017.

•                  Newfield lifted approximately 261,000 net barrels of oil during the quarter from its offshore field in China.

•                  During the third quarter, the Company continued STACK cube development, commencing row drilling operations across multiple drilling units.  This effort will allow the Company to optimize operations, test simultaneous cube development of the Meramec, Osage and Woodford, utilize permanent water infrastructure and reduce downtime associated with offset activities.

•                  In the Williston Basin, net production during the third quarter averaged 21,400 BOEPD, of which 68% was oil.  The Company continues to see positive results from increased density spacing in the Bakken.

•                  In the Uinta Basin, the Company has grown net production 16% year-over-year with a single-rig program.  Net production from the Uinta Basin averaged nearly 20,000 BOEPD during the quarter, of which 83% was oil.

The table below provides third quarter 2018 basin-level production, expenses, capital investments and operations results.

	Anadarko	Williston	Uinta	Arkoma
PRODUCTION
Oil (mbopd)	43.2	14.6	16.3	—
NGL (mbbls/d)	43.7	3.2	0.7	0.3
Gas (mmcfpd)	341.2	21.1	16.0	80.7
Total (mboepd)	143.7	21.4	19.7	13.8

EXPENSES ($/BOE)
LOE(1)	$2.04	$6.61	$9.25	$3.19
Transportation(2)	$4.61	$5.97	$1.48	$4.51
Production & other taxes	$1.76	$4.47	$2.81	$0.79
Total Expenses	$8.41	$17.05	$13.54	$8.49

CAPEX ($MM)
Drilling & Completion	$275	$39	$32	—
Other	$6	$1	$4	$1
Total CAPEX(3)	$281	$40	$36	$1

OPERATIONS
Operated rigs	11	1	1	—
Op. wells placed on production (WI%/NRI%)	39 (80% / 64%)	6 (76% / 62%)	5 (75% / 60%)	NA
Op. wells placed on production (Average GPI)	8,141’	10,138’	9,795’	NA

(1) LOE includes other operating expenses.

(2) Transportation excludes $9 million of firm gas transportation fees in Oklahoma.  Third quarter 2018 shortfall fees in the Uinta Basin were $2 million.

(3) CAPEX excludes $7 million associated with Corporate FF&E.

Third Quarter 2018 Financial Summary

For the third quarter, net income was $224 million, or $1.11 per diluted share (all per share amounts are on a diluted basis). Earnings were impacted by an unrealized derivative gain of $20 million, or $0.10 per share. After adjusting for the effects of the unrealized derivative gain, net income would have been $204 million, or $1.01 per share. See the “Explanation and Reconciliation of Non-GAAP Financial Measures” at the end of this press release for additional disclosures.

Revenues for the third quarter were $711 million. Net cash provided by operating activities was $349 million and discretionary cash flow from operations was $373 million. See the “Explanation and Reconciliation of Non-GAAP Financial Measures” at the end of this news release for additional disclosures.

2018 Production and Capital Investment Outlook

Newfield today increased its expectations for annual net production and capital investments in 2018. Newfield now expects to invest approximately $1.4 billion in 2018 (previous guidance was $1.35 billion), excluding capitalized interest and overhead costs of about $120 million. The increase in planned full-year 2018 capital investments is primarily related to accelerated completions in the Anadarko Basin and the continuation of its operated rig in the Uinta Basin through year-end 2018.

The table below updates 2018 production and capital outlooks for Domestic, and more specifically, the Anadarko Basin.

2018E Actual and Estimated Quarterly Guidance(1)

	1Q18 Actual	2Q18 Actual	3Q18 Guidance	3Q18 Actual	4Q18E(2)	FY18E
DOMESTIC GUIDANCE
PRODUCTION
Oil (mbopd)	72	74	73-77	74	73-77	74
NGL (mbbls/d)	35	43	40-46	48	42-46	42
Gas (mmcfpd)	401	422	420-450	462	420-450	430
Total (mboepd)	174	187	185-195	199	185-200	185-190

CAPEX ($MM)	$345	$365	$365	$364	$325	$1,400

ANADARKO GUIDANCE
PRODUCTION
Oil (mbopd)	40	42	42-44	43	42-44	42
NGL (mbbls/d)	31	38	36-40	44	38-42	38
Gas (mmcfpd)	279	304	310-330	341	310-340	315
Total (mboepd)	117	131	130-140	144	130-145	130-135

CAPEX ($MM)	$282	$291	$265	$281	$255	$1,110

China Production (mboepd)	3	9	2-3	3	1-3	3-5

(1)Production and capital are expected to be within 5% of the estimates above.

(2)Individual product guidance ranges do not necessarily sum to the total production guidance range.

Newfield Exploration Company is an independent energy company engaged in the exploration, development and production of crude oil, natural gas and natural gas liquids (NGLs). Our U.S. operations are onshore and focus primarily on large scale, liquids-rich resource plays in the Anadarko Basin of Oklahoma, the Williston Basin of North Dakota and the Uinta Basin of Utah. In addition, we have oil assets offshore China, and gas assets in the Arkoma Basin of Oklahoma.

**This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Examples include discussions as to our expectations, beliefs, plans, goals, objectives and future financial or other performance.  These statements, by their nature, involve estimates, projections, forecasts and uncertainties that could cause actual results or outcomes to differ substantially from those expressed in the forward-looking statements.  The words “may,” “forecast,” “outlook,” “could,” “budget,” “objectives,” “strategy,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “prospective,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “guidance,” “potential” or other similar expressions are intended to identify forward-looking statements. Other than historical facts included in this release, all information and statements, including but not limited to information regarding planned capital expenditures, estimated reserves, estimated production targets and expected production mix, estimated future operating costs and other expenses and other financial measures, estimated future tax rates, drilling and development plans, the timing of production, planned capital expenditures, and other plans and objectives for future operations, are forward-looking statements. Although, as of the date of this release, Newfield believes that these expectations are reasonable, this information is based upon assumptions and anticipated results that are subject to numerous uncertainties and risks, some of which are beyond Newfield’s control and are difficult to predict.  No assurance can be given that such expectations will prove to have been correct. Actual results may vary significantly from those anticipated due to many factors, including but not limited to commodity prices, drilling results, changes in commodity mix, accessibility to economic transportation modes and processing facilities, our liquidity and the availability of capital resources, operating risks, industry conditions, U.S. and China governmental regulations, financial counterparty risks, the prices of goods and services, the availability of drilling rigs and other oilfield services, our ability to monetize assets and repay or refinance our existing indebtedness, labor conditions, severe weather conditions, new regulations or changes in tax or environmental legislation, environmental liabilities not covered by indemnity or insurance, legislation or regulatory initiatives intended to address seismic activity, and other operating risks. Please see Newfield’s 2017 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other subsequent public filings, all filed with the U.S. Securities and Exchange Commission (SEC), for a discussion of other factors that may cause actual results to vary. Unpredictable or unknown factors not discussed in this press release or in Newfield’s SEC filings could also have material adverse effects on Newfield’s actual results as compared to its anticipated results. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this release and are not guarantees of performance. Unless legally required, Newfield undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For additional information, please contact Newfield’s Investor Relations department.

Phone: 281-210-5182

Email: IR@newfield.com

3Q18 Actual Results

	Domestic	China	Total
Production/Liftings(1)
Crude oil and condensate (MBbls)	6,839	261	7,100
Natural gas (Bcf)	42.5	—	42.5
NGLs (MBbls)	4,410	—	4,410
Total (MBOE)	18,332	261	18,593

Average Realized Prices(2)
Crude oil and condensate (per Bbl)	$66.01	$71.97	$66.22
Natural gas (per Mcf)	2.34	—	2.34
NGLs (per Bbl)	31.73	—	31.73
Crude oil equivalent (per BOE)	$37.68	$71.97	$38.16

	Domestic	China	Total	Domestic	China	Total
	(In millions)			(Per BOE)
Selected Expenses:
Lease operating	$60	$6	$66	$3.29	$20.90	$3.54
Transportation and processing	92	—	92	5.03	—	4.96
Production and other taxes	38	1	39	2.08	1.71	2.08
General and administrative, net(3)	53	1	54	2.88	4.75	2.90
Other operating expenses (income), net	2	—	2	0.12	—	0.12
Interest expense			38			2.03
Capitalized Interest			(15)			(0.80)
Other non-operating (income) expense			(3)			(0.14)

(1)         Represents volumes lifted and sold regardless of when produced.

(2)         Average realized prices including the effects of derivative contracts for our domestic and consolidated crude oil and condensate were $54.98 per barrel and $55.60 per barrel, respectively. The average realized price including the effects of derivative contracts for domestic natural gas were $2.39 per Mcf and the average realized price for domestic NGLs would have been $30.95 per barrel. We did not have any derivative contracts associated with our China production as of September 30, 2018.

(3)         Net general and administrative expenses excludes $15 million, or $0.79 per BOE, of capitalized direct internal costs.

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited, in millions)

	September 30,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$264	$326
Derivative assets	—	15
Other current assets	493	405
Total current assets	757	746

Oil and gas properties, net (full cost method)	4,634	3,931
Restricted cash	47	40
Other assets	238	244
Total assets	$5,676	$4,961

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Derivative liabilities	$221	$98
Other current liabilities	830	720
Total current liabilities	1,051	818

Other liabilities	67	69
Derivative liabilities	24	26
Long-term debt	2,436	2,434
Asset retirement obligations	135	130
Deferred taxes	92	76
Total long-term liabilities	2,754	2,735

Stockholders’ equity:
Common stock, treasury stock and additional paid-in capital	3,281	3,246
Accumulated other comprehensive income (loss)	(1)	—
Retained earnings (deficit)	(1,409)	(1,838)
Total stockholders’ equity	1,871	1,408
Total liabilities and stockholders’ equity	$5,676	$4,961

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited, in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Oil, gas and NGL revenues	709	439	1,965	1,257
Other revenues	2	0	5	1
Total revenues	$711	$439	$1,970	$1,258

Operating expenses:
Lease operating	66	53	197	167
Transportation and processing	92	80	253	223
Production and other taxes	39	16	90	43
Depreciation, depletion and amortization	163	124	447	340
General and administrative	54	53	159	151
Other	2	1	(3)	2
Total operating expenses	416	327	1,143	926

Income (loss) from operations	295	112	827	332

Other income (expense):
Interest expense	(38)	(37)	(113)	(112)
Capitalized interest	15	15	45	46
Commodity derivative income (expense)	(57)	(23)	(313)	58
Other, net	3	1	4	5
Total other income (expense)	(77)	(44)	(377)	(3)

Income (loss) before income taxes	218	68	450	329

Income tax provision (benefit)	(6)	(19)	21	(3)
Net income (loss)	$224	$87	$429	$332

Earnings (loss) per share:
Basic	$1.12	$0.44	$2.15	$1.67
Diluted	$1.11	$0.44	$2.14	$1.66

Weighted-average number of shares outstanding for basic earnings (loss) per share	200	199	200	199

Weighted-average number of shares outstanding for diluted earnings (loss) per share	201	200	201	200

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in millions)

	Nine Months Ended
	September 30,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$429	$332
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation, depletion and amortization	447	340
Deferred tax provision (benefit)	16	25
Stock-based compensation	34	25
Unrealized (gain) loss on derivative contracts	137	(12)
Other, net	7	10
	1,070	720
Changes in operating assets and liabilities	27	(69)
Net cash provided by (used in) operating activities	1,097	651

Cash flows from investing activities:
Additions to and acquisitions of oil and gas properties and other	(1,164)	(828)
Proceeds from sales of oil and gas properties	33	74
Net cash provided by (used in) investing activities	(1,131)	(754)

Cash flows from financing activities:
Debt issue costs	(8)	—
Other, net	(13)	(13)
Net cash provided by (used in) financing activities	(21)	(13)

Net increase (decrease) in cash, cash equivalents and restricted cash	(55)	(116)
Cash, cash equivalents and restricted cash, beginning of period	$366	$580
Cash, cash equivalents and restricted cash, end of period	$311	$464

Explanation and Reconciliation of Non-GAAP Financial Measures

Adjusted Net Income (Earnings Stated Without the Effect of Certain Items)

Earnings stated without the effect of certain items is a non-GAAP financial measure. Earnings without the effect of these items are presented because they affect the comparability of operating results from period to period. In addition, earnings without the effect of these items are more comparable to earnings estimates provided by securities analysts. This measure should not be considered an alternative to net income (loss) as defined by generally accepted accounting principles (GAAP). A reconciliation of earnings for the third quarter of 2018 stated without the effect of certain items to net income (loss) is shown below (in millions, except per share data):

	3Q18
	(In millions)	(Per diluted share)
Net Income (loss)	$224	$1.11
Unrealized (gain) loss on derivative contracts	(20)	(0.10)
Earnings stated without the effect of the above items	$204	$1.01

Weighted-average number of shares outstanding for per diluted share		201

Discretionary Cash Flow from Operations

Discretionary cash flow from operations represents net cash provided by operating activities before changes in operating assets and liabilities and is presented because of its acceptance as an indicator of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt. This measure should not be considered an alternative to net cash provided by operating activities as defined by GAAP. A reconciliation of net cash provided by operating activities to discretionary cash flow from operations is shown below:

3Q18
(In millions)
Net cash provided by operating activities	$349
Net changes in operating assets and liabilities	24
Discretionary cash flow from operations	$373

Net Debt to Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)

EBITDA is determined by subtracting interest, income tax provision, and DD&A from net income. Adjusted EBITDA, a non-GAAP measure, further subtracts out non-cash items related to impairments, stock based compensation, derivative gain or loss, and other permitted adjustments. Adjusted EBITDA should not be considered an alternative to net income, as defined by GAAP. A reconciliation of net income to EBITDA, and to adjusted EBITDA, is shown below. Net debt is defined as long-term debt less cash and cash equivalents.

	QTD				Twelve Months Ended
	4Q17	1Q18	2Q18	3Q18	September 30, 2018
	(In millions)
Net Income	$95	$86	$119	$224	$524
Adjustments to derive EBITDA:
Interest expense, net of capitalized interest	23	23	22	23	91
Income tax provision (benefit)	(38)	13	14	(6)	(17)
Depreciation, depletion and amortization (DD&A)	127	133	151	163	573
EBITDA	$207	$255	$306	$403	1,171

Adjustments to EBITDA:
Non-cash stock based compensation	9	9	16	9	43
Unrealized (gain) loss on commodity derivatives	95	79	78	(20)	232
Other permitted adjustments	3	1	(6)	1	(1)
Adjusted EBITDA	$314	$344	$394	$393	$1,445

Long-term debt					$2,436
Less: Cash					264
Net debt					$2,172

Net debt / Adjusted EBITDA					1.5

Note: Certain sections of this table do not foot or cross-foot for rounding purposes.